UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2019

Progenics Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center, 47th Floor, New York, New York 10007
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 975-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Progenics Pharmaceuticals, Inc. (“Progenics” or the “Company”) today issued the following statement regarding the Schedule 13D filing by Altiva Management Inc., Velan Capital, L.P. (“Velan”) and certain of their affiliates disclosing that Velan has nominated six candidates to be considered for appointment or election to the Company’s Board of Directors:

Progenics’ Board and management team are fully aligned in their view of the Company’s future and are committed to delivering value for all shareholders. We are confident that the Company’s continued execution of its existing strategy will enable Progenics to continue successfully developing specialized, effective therapeutics and imaging agents for those suffering from serious, sometimes life-threatening, conditions.

The Board and management team are open-minded and receptive to ideas that enhance value. To that end, members of Progenics’ Board and management team have had recent discussions with Velan to better understand their views, maintain a constructive dialogue and discuss our plans for growth and value creation.

Progenics has a diverse, experienced and independent Board of Directors that is committed to acting in the best interests of the Company and its shareholders. The Board is comprised of seven highly qualified and experienced directors, six of whom are independent. Our directors bring expansive drug development, operational, and financial experience from across the pharmaceutical industry. The Progenics Board recognizes the importance of having the right mix of skills, expertise and experience and is committed to reviewing the composition of the Board and periodic board refreshment to ensure alignment with the interests of shareholders.

The Board is committed to and actively oversees Progenics’ strategy to find, fight and follow cancer, and the Company has made tangible progress over the past year advancing its portfolio. In 2018, Progenics secured FDA approval of AZEDRA for the treatment of advanced or metastatic pheochromocytoma and paraganglioma—the first and only therapy for these indications—and began the drug’s U.S. commercial launch. In parallel with these commercial efforts, the Company also advanced its pipeline of innovative radiopharmaceuticals by delivering data highlighting the potential of its candidates and digital technology, advancing its PSMA-targeted imaging agents and therapeutics into later-stage development, and forming a validating partnership with Curium that both extends the reach of its programs and accelerates development.

Our Board of Directors and management team remain open-minded with regard to opportunities to enhance shareholder value and will continue to take actions they believe are in the best interests of the Company and its shareholders.

Progenics’ shareholders are not required to take any action at this time. The Nominating and Corporate Governance Committee of the Progenics Board of Directors will consider Velan’s nominees in accordance with the Company’s Director Nominations Policy. The Committee will present its formal recommendation regarding director nominations in the Company’s proxy materials that will be filed with the U.S. Securities and Exchange Commission (the “SEC”) and mailed—including a WHITE proxy card—to shareholders eligible to vote at the 2019 Annual Meeting, which has not yet been scheduled.

Important Additional Information

Progenics will be filing a proxy statement and accompanying WHITE proxy card with the SEC in connection with the solicitation of proxies for its 2019 annual meeting of stockholders. Progenics’ stockholders are strongly encouraged to read the proxy statement (including any amendments or supplements thereto) and the accompanying WHITE proxy card when they become available because they will contain important information. Stockholders will be able to obtain copies of Progenics’ 2019 proxy statement, any amendments or supplements to the proxy statement, and other documents filed by Progenics with the SEC in connection with its 2019 annual meeting of stockholders for no charge at the SEC’s website at www.sec.gov. Copies will also be available for no charge in the Investors section of Progenics’ website at www.progenics.com.

Progenics, its directors, executive officers and certain employees may be deemed participants in the solicitation of proxies from stockholders in connection with Progenics’ 2019 annual meeting of stockholders. Information concerning the ownership of Progenics securities by Progenics’ directors and executive officers is included in their SEC filings on Forms 3, 4 and 5, which can be found in the Investors section of Progenics’ website at www.progenics.com or through the SEC’s website at www.sec.gov. Additional information about Progenics’ directors and executive officers is also available in Progenics’ proxy statement for its 2018 annual meeting of stockholders filed with the SEC on April 30, 2018. More detailed and updated information regarding Progenics’ directors, executive officers and other persons who may, under rules of the SEC, be considered participants in the solicitation of proxies for the 2019 annual meeting of stockholders, including their respective direct or indirect interests by security holdings or otherwise, also will be set forth in the definitive proxy statement for Progenics’ 2019 annual meeting of stockholders when it is filed with the SEC.

About PROGENICS

Progenics is an oncology company focused on the development and commercialization of innovative targeted medicines and artificial intelligence to find, fight and follow cancer, including: therapeutic agents designed to treat cancer (AZEDRA®, 1095, and PSMA TTC); prostate-specific membrane antigen (“PSMA”) targeted imaging agent for prostate cancer (PyL™); and imaging analysis technology (aBSI and PSMA AI). Progenics has two commercial products, AZEDRA, for the treatment of patients with unresectable, locally advanced or metastatic pheochromocytoma or paraganglioma (rare neuroendocrine tumors of neural crest origin) who require systemic anticancer therapy; and RELISTOR® (methylnaltrexone bromide) for the treatment of opioid-induced constipation, which is partnered with Bausch Health Companies Inc.

This Current Report on Form 8-K contains projections and other “forward-looking statements” regarding future events. Statements contained in this communication that refer to Progenics’ estimated or anticipated future results or other non-historical facts are forward-looking statements that reflect Progenics’ current perspective of existing trends and information as of the date of this communication and include statements regarding Progenics’ strategic and operational plans and delivering value for shareholders. Forward looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such statements are predictions only, and are subject to risks and uncertainties that could cause actual events or results to differ materially. These risks and uncertainties include, among others, the costs and management distraction attendant to a proxy contest; market acceptance for approved products; the risk that the commercial launch of AZEDRA may not meet revenue and income expectations; the cost, timing and unpredictability of results of clinical trials and other development activities and collaborations; the unpredictability of the duration and results of regulatory review of New Drug Applications (NDA) and Investigational NDAs; the inherent uncertainty of outcomes in the intellectual property disputes such as the dispute with the University of Heidelberg regarding PSMA-617; our ability to successfully develop and commercialize products that incorporate licensed intellectual property; the effectiveness of the efforts of our partners to market and sell products on which we collaborate and the royalty revenue generated thereby; generic and other competition; the possible impairment of, inability to obtain and costs of obtaining intellectual property rights; possible product safety or efficacy concerns, general business, financial, regulatory and accounting matters, litigation and other risks. More information concerning Progenics and such risks and uncertainties is available on its website, and in its press releases and reports it files with the SEC, including those risk factors included in its Annual Report on Form 10-K for the year ended December 31, 2018, as updated in its subsequent Quarterly Reports on Form 10-Q. Progenics is providing the information in this Current Report on Form 8-K as of its date and, except as expressly required by law, Progenics disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or circumstances or otherwise.

Additional information concerning Progenics and its business may be available in press releases or other public announcements and public filings made after this Current Report on Form 8-K. For more information, please visit www.progenics.com. Information on or accessed through our website or social media sites is not included in the company’s SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.

By:	/s/ Patrick Fabbio
Patrick Fabbio
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: April 8, 2019